Exhibit 99.2

Introduction to Unaudited Pro Forma Combined Financial Statements

On July 14, 2014, Health Insurance Innovations, Inc. a Delaware corporation (the “Company” or “HII”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with HealthPocket, Inc., a Delaware corporation (“HealthPocket”), SV Merger Sub, Inc., a Delaware corporation and an indirect subsidiary of the Company (“Merger Sub”), Mr. Bruce Telkamp, an individual (“Telkamp”), Dr. Sheldon Wang (“Wang”), an equity holder of HealthPocket, and Mr. Randy Herman, as the Representative of the HealthPocket equity holders. The closing of the transactions contemplated by the Merger Agreement (the “Closing”) occurred on July 14, 2014 simultaneous with the signing of the Merger Agreement. Telkamp and Wang also entered into employment agreements with the Company in connection with the transactions.

References to “we,” “our,” or “the Company” refer to HII and its consolidated subsidiaries.

Description of Unaudited Pro Forma Combined Financial Statements

The following unaudited pro forma combined balance sheet as of June 30, 2014 combines our historical balance sheet as of June 30, 2014, as filed with the Securities and Exchange Commission (“SEC”) in our Quarterly Report on Form 10-Q, with HealthPocket’s unaudited historical consolidated balance sheet of as of June 30, 2014, giving effect to the acquisition as if it had occurred on June 30, 2014, using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements.

The unaudited pro forma combined statements of operations for the six months ended June 30, 2014 and the year ended December 31, 2013 combine our historical consolidated statements of operations for the six months ended June 30, 2014 and the year ended December 31, 2013, as filed with the SEC in our Quarterly Report on Form 10-Q and our Annual Report on From 10-K, respectively, with HealthPocket’s unaudited historical information for the same periods, giving effect to the acquisition as though it had occurred at the beginning of the period presented, using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements. The pro forma calculations do not consider $86,000 of costs incurred by us related to the acquisition during the six months ended June 30, 2014.

The unaudited pro forma financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities which might result from the transaction. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and accompanying notes of HealthPocket and HII.

The unaudited pro forma financial statements should not be taken as representative of the future consolidated results of operations or financial condition of HII.

Unaudited Pro Forma Combined Balance Sheet

As of June 30, 2014

($ in 000’s, except share amounts)

	Health Insurance Innovations, Inc. Historical	HealthPocket, Inc. Historical	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$32,935	$1,316	$(21,449	)(a)	$12,802
Cash held on behalf of others	6,915	50	—		6,965
Short-term investments	2,535	—	—		2,535
Accounts receivable, prepaid expenses and other current assets	3,102	39	(50	)(b)	3,091
Advanced commissions	4,730	—	—		4,730
Income taxes receivable	273	—	—		273

Total current assets	50,490	1,405	(21,499)		30,396
Property and equipment, net	502	6			508
Goodwill	18,014	—	18,044	(c)	36,058
Intangible assets, net	4,531	—	9,837	(d)	14,368
Other assets	81	15	—		96

Total assets	$73,618	$1,426	$6,382		$81,426

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$9,509	$334	$—		$9,843
Contingent acquisition consideration	2,274	—	—		2,274
Deferred revenue	148	89	(50	)(b)	187
Current portion of long-term debt	—	588	(588	)(e)	—
Other current liabilities	183	—	—		183

Total current liabilities	12,114	1,011	(638)		12,487
Contingent acquisition consideration	1,511	—			1,511
Long-term debt, less current portion	—	675	(675	)(e)	—
Due to member pursuant to tax receivable agreement	423	—	—		423
Other liabilities	426	—	—		426

Total liabilities	14,474	1,686	(1,313)		14,847
Commitments and contingencies
Stockholders’ equity:
Class A common stock	5	1	—		6
Class B common stock	9	—	—		9
Preferred stock	—	1	(1	)(g)	—
Additional paid-in capital	29,552	2,456	7,434	(f)	36,986
	—	—	(2,456	)(g)	—
Treasury stock, at cost	(1,688)	—	—		(1,688)
Accumulated deficit	(3,156)	(2,718)	2,718	(g)	(3,156)

Total Health Insurance Innovations, Inc. stockholders’ equity	24,722	(260)	7,695		32,157
Noncontrolling interests	34,422	—	—		34,422

Total stockholders’ equity	59,144	(260)	7,695		66,578

Total liabilities and stockholders’ equity	$73,618	$1,426	$6,382		$81,426

Unaudited Pro Forma Combined Statement of Operations

For the Six Months Ended June 30, 2014

($ in 000’s, except per share data)

	Health Insurance Innovations, Inc. Historical	HealthPocket, Inc. Historical	Pro Forma Adjustments		Pro Forma Combined
Revenues (premium equivalents of $68,135 for the six months ended June 30, 2014)	$38,864	$817	$(92	)(h)	$39,589
Operating expenses:
Third-party commissions	19,200	—	—		19,200
Credit cards and ACH fees	833	—	—		833
Selling, general and administrative	16,488	1,184	(92	)(h)	17,672
			(86	)(i)
			178	(j)
Depreciation and amortization	816	3	925	(k)	1,744

Total operating expenses	37,337	1,187	925		39,449

Income (loss) from operations	1,527	(370)	(1,017)		140
Other expense (income):
Interest (income) expense	(17)	41	—		24
Other expense	682	—	—		682

Net income (loss) before income taxes	862	(411)	(1,017)		(566)
Provision (benefit) for income taxes	127	1	(233	)(l)	(105)

Net income (loss)	735	(412)	(784)		(461)
Net income (loss) attributable to noncontrolling interests	536	—	(297	)(m)	239

Net income (loss) attributable to Health Insurance Innovations, Inc.	$199	$(412)	$(487)		$(700)

Per share data:
Net income (loss) per share attributable to Health Insurance Innovations, Inc.
Basic	$0.04				$(0.12)

Diluted	$0.04				$(0.12)

Weighted average Class A shares outstanding
Basic	5,040,883				5,849,313
Diluted	5,088,390				5,849,313

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2013

($ in 000’s)

	Health Insurance Innovations, Inc. Historical	HealthPocket, Inc. Historical	Pro Forma Adjustments	Pro Forma Combined
Revenues (premium equivalents of 100,002 for the year ended December 31, 2013)	$56,639	$530	$—	$57,169
Operating expenses:
Third-party commissions	32,244	—	—	32,244
Credit cards and ACH fees	1,173	—	—	1,173
Contract termination	5,500	—	—	5,500
Selling, general and administrative	23,959	2,058	539 (j)	26,556
Depreciation and amortization	1,313	5	1,850 (k)	3,168

Total operating expenses	64,189	2,063	2,389	68,641

Loss from operations	(7,550)	(1,533)	(2,389)	(11,472)
Other expense:
Interest expense	1	46	—	47
Other expense	850	—	—	850

Net loss before income taxes	(8,401)	(1,579)	(2,389)	(12,369)
Provision for income taxes	18	1	—	19

Net loss	(8,419)	(1,580)	(2,389)	(12,388)
Net loss attributable to noncontrolling interests	(5,064)	—	271 (l)	(4,793)

Net loss attributable to Health Insurance Innovations, Inc.	$(3,355)	$(1,580)	$(2,660)	$(7,595)

Per share data:
Net loss per share attributable to Health Insurance Innovations, Inc.
Basic	$(0.70)			$(1.35)

Diluted	$(0.70)			$(1.35)

Weighted average Class A shares outstanding
Basic	4,813,222			5,629,217
Diluted	4,813,222			5,629,217

Notes to the Adjustments to the Pro Forma Combined Balance Sheet:

(a)	To record cash consideration paid at closing of the acquisition.
(b)	To eliminate HII’s balance of prepaid expense paid to HealthPocket and HealthPocket’s deferred revenues related to HII.
(c)	To record the estimated value of acquired goodwill. (See Note 1).
(d)	To record the estimated fair value of acquired identifiable intangible assets. (See Note 2).
(e)	To record the payment of outstanding loans payable at closing of the acquisition. The payment of the outstanding loans payable was assumed by HII and is a component of the acquisition consideration (see Note 1).
(f)	To account for the issuance of HII Class A common stock issued at closing of the acquisition as a component of the acquisition consideration, at fair value (see Note 1).
(g)	To eliminate the equity accounts of HealthPocket.

Notes to the Adjustments to the Pro Forma Combined Statements of Operations:

(h)	To eliminate revenues and costs incurred in transactions between HII and HealthPocket.
(i)	To remove costs recorded in the historical financial statements specifically related to the acquisition.
(j)	To account for compensation expense that would have been paid to Telkamp and Wang pursuant to employment agreements entered into with HII.
(k)	To record amortization expense on acquired intangible assets.
(l)	To adjust for the effects of the pro forma adjustments described herein on the allocation of net loss to noncontrolling interests.
(m)	To record the income tax effect on the pro forma earnings before income taxes (which includes other pro forma adjustments described herein). The pro forma adjustment for income tax reflects an effective tax rate of 14.7% for the six months ended June 30, 2014; there is no pro forma income tax adjustment for the year ended December 31, 2013, as the historical effective tax rate is 0.2% reflects state income tax expense directly related to one of HII’s consolidated subsidiaries. HII, Inc. had no income tax expense for the year ended December 31, 2013.

Note 1. The estimated preliminary purchase price allocation as of June 30, 2014 resulting from the acquisition is accounted for under the acquisition method of accounting. The total purchase price is allocated to assets acquired and liabilities assumed based on the estimated fair value of HealthPocket’s tangible and intangible assets and liabilities as of June 30, 2014. The excess of the purchase price over the net tangible and intangible assets is recorded as goodwill. We have made a preliminary estimated allocation of the purchase price based on the unaudited historical balance sheet of HealthPocket as of June 30, 2014 as follows ($ in 000’s):

Consideration:
Cash (including paydown on outstanding loan payable of $1,263)	$21,449
Class A Common Stock, at fair value	7,435

Total consideration	$28,884

Fair value of net assets acquired:
Cash, restricted cash and cash equivalents	$1,366
Accounts receivable and other current assets	39
Property and equipment, net	6
Brand	1,280
Noncompete agreements	27
Technology	8,100
Customer relationships	430
Other assets	15
Accounts payable and accrued expenses	(334)
Deferred revenue	(89)

Net assets acquired	10,840

Preliminary allocation to goodwill	$18,044

Note 2. The preliminary estimated fair value and useful lives of identified intangible assets as reflected in the pro forma financial statements is as follows ($ in 000’s):

	Estimated Fair Value	Estimated Useful Life (years)	Annual Amortization Expense
Brand	$1,280	2	$640
Noncompete agreements	27	3	9
Technology	8,100	7	1,158
Customer relationships	430	10	43

	$9,837		$1,850

The estimated amortization expense for the next five years, on a pro forma basis, is as follows ($ in 000’s):

Remainder of 2014	$925
2015	1,850
2016	1,529
2017	1,205
2018	1,200
Thereafter	3,128

$9,837